                                                           Registration No. 333-

     As filed with the Securities and Exchange Commission on April 26, 2005

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    --------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                     -------
                           CENTRAL FEDERAL CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     34-1877137
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                      2923 SMITH ROAD, FAIRLAWN, OHIO 44333
                                  330.666.7979
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Eloise L. Mackus
              Senior Vice President, General Counsel and Secretary
                           Central Federal Corporation
                      2923 Smith Road, Fairlawn, Ohio 44333
                                  330.666.7979

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                               Stanley E. Everett
                                 Brouse McDowell
                        Suite 500, 388 South Main Street
                                Akron, Ohio 44311
                                  330.535.5711

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for he same offering. [ ]_______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                   Amount      Proposed Maximum   Proposed Maximum    Amount of
      Title of Security            To Be        Offering Price   Aggregate Offering  Registration
       To Be Registered          Registered      Per Share (1)        Price (1)         Fee (1)
-----------------------------  --------------  ----------------  ------------------  ------------
Common Stock, par value $0.01
per share                      127,077 shares       $10.12           $1,286,020         $151.36

(1) The proposed maximum offering price per share has been determined pursuant to Rule 457(c) as the average of the high and low prices quoted for Common Stock on the Nasdaq Small Cap Market on April 20, 2005, and the proposed maximum aggregate offering price and the amount of registration fee have been calculated using that average price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                 127,077 SHARES

                           CENTRAL FEDERAL CORPORATION

                                  COMMON STOCK

                       OFFERED BY THE SELLING STOCKHOLDERS

This prospectus covers resales by the Selling Stockholders (the "Selling Stockholders") of an aggregate of 127,077 shares of the common stock ("Common Stock") of Central Federal Corporation (the "Company"). The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

The Selling Stockholders may sell Common Stock at any time at market prices or at privately negotiated prices. Such sales may be made directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

The Common Stock is quoted on the Nasdaq Small Cap Market under the symbol "GCFC." The last reported sale price for Common Stock on the Nasdaq Small Cap Market was $10.87 per share on April 8, 2005.

The mailing address of the Company's principal executive offices is Central Federal Corporation, 2923 Smith Road, Fairlawn, Ohio 44333; the general telephone number at that address is 330.666.7979.

AS A PROSPECTIVE PURCHASER OF SHARES OF COMMON STOCK, YOU SHOULD CONSIDER CAREFULLY THE INFORMATION PROVIDED UNDER THE CAPTION "RISK FACTORS" ON PAGES 2 AND 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF COMMON STOCK TO BE DISTRIBUTED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is April  , 2005

                                TABLE OF CONTENTS

Summary Information
Risk Factors
Caution Regarding Forward-looking Statements
Use of Proceeds
Price Range of Common Stock
Description of Capital Stock
Limitations on Acquiring the Company
Selling Stockholders
Plan of Distribution
Legal Matters
Experts
Incorporation of Certain Documents by Reference
Where You Can Find Additional Information
Commission Position on Indemnification for Securities Act Liabilities

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO DO SO. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON ITS COVER PAGE.

                               SUMMARY INFORMATION

THE ISSUER

Central Federal Corporation (the "Company") was organized as a Delaware corporation in September 1998, under the name Grand Central Financial Corp., as the holding company for Central Federal Savings and Loan Association (the "Association") in connection with the Association's conversion from a mutual to stock form of organization. On March 27, 2003, the Association changed its name to Central Federal Bank (the "Bank"), and, on April 23, 2003, Grand Central Financial Corp. changed its name to Central Federal Corporation. On January 15, 2004, the Bank changed its name to CFBank effective April 20, 2004. As a savings and loan holding company, the Company is subject to regulation by the Office of Thrift Supervision (the "OTS"). On October 22, 2004, CFBank acquired Reserve Mortgage Services, Inc., an Ohio corporation formerly know as RJO Financial Services, Inc. ("Reserve"). Currently, the Company does not transact any material business other than through the Bank. At March 31, 2005, the Company had total assets of $$152,511,000 and stockholders' equity of $19,049,000.

The Bank is a community-oriented savings institution which was originally organized in 1892. Its principal business consists of attracting deposits from the general public in its primary market area and investing those deposits and other funds generated from operations and Federal Home Loan Bank of Cincinnati ("FHLB") advances, primarily in commercial real estate and business loans and conventional mortgage loans secured by single-family residences. The Bank also invests in consumer loans, primarily indirect automobile loans and loans originated directly or on the Bank's behalf by automobile dealers at the time of sale. To a significantly lesser extent, the Bank invests in home equity, multi-family, commercial real estate and business, construction and land loans. The Bank also invests in mortgage-backed securities, primarily those guaranteed or insured by government agencies such as Ginnie Mae, Fannie Mae and Freddie Mac, and other investment grade securities. The Bank's revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, from interest and dividends on investment securities. The Bank's primary sources of funds are retail savings deposits and, to a lesser extent, principal and interest payments on loans and investment securities, FHLB advances and proceeds from the sale of loans. The Bank operates through its home office located in Fairlawn, Ohio, and full service offices in Calcutta, Ohio, Columbus, Ohio and Wellsville, Ohio and an additional office in Marietta, Georgia.

THE OFFERING

Up to 127,077 shares of Common Stock are being offered pursuant to this prospectus by stockholders who received shares in connection with the acquisition of Reserve on October 22, 2004. The closing price on the Nasdaq Stock Market on that day was $12.70 per share. The Company will not receive any proceeds from the sales of shares pursuant to this offering.

RISK FACTORS

In deciding whether to invest in shares of Common Stock, you should consider carefully the risk factors discussed in the next section, and you should review the information incorporated in the discussion of risk factors by reference to the Company's Form 10-KSB for its fiscal year ended December 31, 2004. Information on obtaining a copy of the Company's Form 10-KSB is set forth on page 13 of this prospectus under the caption "Incorporation of Certain Documents by Reference."

                                  RISK FACTORS

An investment in shares of Common Stock involves significant risk. You should carefully consider the following risk factors and the other information set forth in this prospectus before deciding to purchase any shares of Common Stock.

THE PRICE OF COMMON STOCK MAY BE VOLATILE, WHICH MAY RESULT IN LOSSES FOR INVESTORS.

The market price for shares of Common Stock has been volatile in the past, and several factors could cause the price to fluctuate substantially in the future. These factors include:

- announcements of developments related to the business of the Company or the Bank;

-     fluctuations in the Company's results of operations;

- sales of substantial amounts of the Company's securities into the marketplace;

- general conditions in the Company's banking niche or the worldwide economy;

- a shortfall in revenues or earnings compared to securities analysts' expectations;

-     lack of an active trading market for the Common Stock;

-     changes in analysts' recommendations or projections; and

- announcements of new acquisitions or other projects by the Company or the Bank.

The market price of Common Stock may fluctuate significantly in the future, and these fluctuations may be unrelated to the performance of the Company. General market price declines or market volatility in the future could adversely affect the price of Common Stock, and the current market price may not be indicative of future market prices.

THERE IS NO ACTIVE TRADING MARKET FOR THE COMPANY'S CAPITAL STOCK, AND THUS YOUR ABILITY TO SELL SHARES OR PURCHASE ADDITIONAL SHARES OF COMMON STOCK WILL BE LIMITED AND THE MARKET PRICE MAY NOT REFLECT TRUE VALUE.

Your ability to sell shares of Common Stock or purchase additional shares largely depends upon the existence of an active market for the Common Stock. Although the Common Stock is quoted on Nasdaq, the volume of trades on any given day is extremely light. Until an active trading market develops for the Common Stock, you may be unable to find a buyer for shares you wish to sell or a seller of additional shares you wish to purchase. In addition, a fair valuation of the purchase or sales price of a share of Common Stock also depends upon active trading, and thus the price you receive for a thinly traded stock, such as the Common Stock, may not reflect its true value.

FUTURE SALES OR ADDITIONAL ISSUANCES OF THE COMPANY'S CAPITAL STOCK MAY DEPRESS PRICES OF SHARES OF COMMON STOCK.

Sales of a substantial amount of the Company's capital stock in the public market, or the appearance that a substantial amount is available for sale, or the issuance of a significant number of shares could adversely affect the market price for shares of Common Stock. As of March 31, 2005, the Company was authorized to issue up to 6,000,000 shares of Common Stock, of which 2,225,987 shares were outstanding, 216,398 shares were reserved for issuance pursuant to options granted under the Company's stock option plans and an additional 14,474 shares were available for granting options or shares of restricted stock under these plans. The Company also was authorized to issue up to 1,000,000 shares of Preferred Stock, none of which was outstanding or reserved for issuance. Accordingly, the Company may issue up to 3,774,013 additional shares of Common Stock (including those reserved for issuance) and up to 1,000,000 shares of Preferred Stock without further stockholder approval. Dilution to the value of a stockholder's investment also would occur if any of the available shares were issued at a price less than the average price per share paid by such stockholder.

THE COMPANY'S CHARTER DOCUMENTS, DELAWARE LAW AND FEDERAL REGULATIONS MAY INHIBIT A TAKEOVER OR LIMIT THE COMPANY'S GROWTH OPPORTUNITIES, WHICH COULD CAUSE THE MARKET PRICE OF COMMON STOCK TO DECLINE.

Certain provisions of the Company's charter documents, Delaware law and federal regulations could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. See "Limitations on Acquiring the Company," on pages 5 through
9. In addition, the Company must obtain approval from the OTS before acquiring control of any other SAIF-insured savings institution. No person may acquire control of a federally insured savings institution without providing at least 60 days written notice to the OTS and giving the OTS an opportunity to disapprove the proposed acquisition.

THE COMPANY AND THE BANK OPERATE IN A HIGHLY REGULATED ENVIRONMENT, AND CHANGES IN LAWS AND REGULATIONS TO WHICH THE COMPANY OR THE BANK IS SUBJECT MAY ADVERSELY AFFECT THE COMPANY'S RESULTS OF OPERATIONS.

The Company and the Bank operate in a highly regulated environment and are subject to supervision by various governmental regulatory agencies, including the OTS and the Federal Deposit Insurance Corporation ("FDIC"). Laws and regulations currently applicable to the Company and the Bank may change, and there is no assurance that such changes will not adversely affect the business of the Company and the Bank. Therefore, the Company is unable to determine the extent to which legislation, if enacted, would affect its business. For more detailed information regarding the risks attendant to regulation and supervision, see the discussion in the Company's Form 10-KSB for the fiscal year ended December 31, 2002, in Part I, Item 1, Description of Business, under the captions "Federal Savings Institution Regulation," "Federal Home Loan Bank System" and "Federal Reserve System." See "Incorporation of Certain Documents by Reference" at page 13 to learn how to secure a copy of the Form 10-KSB.

THE COMPANY OPERATES IN AN EXTREMELY COMPETITIVE MARKET, AND ITS BUSINESS WILL SUFFER IF IT IS UNABLE TO COMPETE EFFECTIVELY.

In the conduct of certain aspects of its banking business, the Bank encounters significant competition form other commercial banks, savings and loan associations, credit unions, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market mutual funds, and other financial institutions. Many of the Bank's competitors have substantially greater resources and lending limits than the Bank.

THE LOSS OF KEY MEMBERS OF THE COMPANY'S SENIOR MANAGEMENT TEAM COULD ADVERSELY AFFECT ITS BUSINESS.

The Company's success depends largely on the efforts and abilities of current senior management of the Company and the Bank. Their experience and industry contacts significantly benefit the Company. If the benefit of their experience and contacts were to be lost, the business of the Bank and the Company could be adversely affected.

IF THE COMPANY DOES NOT EXPERIENCE ANTICIPATED GROWTH, THE COSTS ASSOCIATED WITH RECENT EXPANSION WOULD HAVE A MATERIAL ADVERSE IMPACT ON EARNINGS.

Within the past year, the Company expanded to new locations and restructured its personnel in anticipation of growth. If the Company does not experience expected growth, the costs associated with this expansion and restructuring would have a material adverse impact on the Company's earnings.

CHANGES IN ECONOMIC AND POLITICAL CONDITIONS COULD ADVERSELY AFFECT THE COMPANY.

The success of the Company and the Bank depend, to a certain extent, upon economic and political conditions, local and national, as well as governmental monetary policies. Conditions such as inflation, recession, unemployment, changes in interest rates, short money supply and other factors beyond the control of the Company and the Bank may adversely affect the Bank's asset quality, deposit levels and loan demand and, therefore, the earnings of the Bank and the Company.

CHANGES IN INTEREST RATES COULD ADVERSELY AFFECT THE COMPANY'S RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Company's earnings depend substantially on "rate differentials," which are the differences between the rates it earns on loans, securities and other earning assets, and the interest rates it pays on deposits and other borrowings. These rates are highly sensitive to many factors which are beyond the Company's control, including general economic conditions and the policies of various governmental and regulatory authorities. Frequently the maturities of assets and liabilities are not balanced, and an increase or decrease in interest rates could have a material adverse affect the Company's net interest margin, results of operations and financial condition.

THE COMPANY MAY NOT BE ABLE TO PAY DIVIDENDS IN THE FUTURE IN ACCORDANCE WITH PAST PRACTICE.

The Company is dependent primarily upon the Bank for its earnings and funds to pay dividends on the Company's Common Stock. The payment of dividends by the Company and the Bank also is subject to legal and regulatory restrictions. Any payment of dividends by the Company in the future will depend, in large part, on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors (the "Board").

                  CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect the Company's views regarding future events. These forward-looking statements are subject to risks and uncertainties and include statements regarding position, business strategy and other plans and objectives for future operations and statements that are not historical facts. Although the Company believes such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected, including, but not limited to, those statements found in this prospectus under the caption "Risk Factors" and in other documents filed by the Company with the Securities and Exchange Commission and incorporated in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of their dates. Except for its ongoing obligation to disclose material information as required by the federal securities laws and Nasdaq rules, the Company does not have any intention to update forward-looking statements after the distribution of this prospectus. Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under "Risk Factors" in this prospectus.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

                           PRICE RANGE OF COMMON STOCK

Common Stock is quoted on the Nasdaq Small Cap Market under the symbol "GCFC." Set forth below are the high and low sales prices of Common Stock for the periods indicated as reported on the Nasdaq Small Cap Market.

                                        HIGH        LOW
FISCAL QUARTER ENDED MARCH 31, 2005    $ 13.72    $ 10.15

FISCAL YEAR ENDED DECEMBER 31, 2004
  First Quarter                        $ 16.10    $ 12.99
  Second Quarter                         18.00      12.35
  Third Quarter                          15.22      11.25
  Fourth Quarter                         13.73      10.95

FISCAL YEAR ENDED DECEMBER 31, 2003
  First Quarter                        $ 11.03    $  9.28
  Second Quarter                         13.13      10.49
  Third Quarter                         14.000      10.70
  Fourth Quarter                         16.18      13.60

FISCAL YEAR ENDED DECEMBER 31, 2002
  First Quarter                        $ 11.00    $  9.90
  Second Quarter                         11.36      10.40
  Third Quarter                          10.79       9.03
  Fourth Quarter                         10.00       9.10

On April 20, 2005, the last reported sales price of the Company's Common Stock on the Nasdaq Small Cap Market was $10.49 per share.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

The Company, a Delaware corporation, has authorized capital stock consisting of 6,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

At March 31, 2005, 2,225,987 shares of Common Stock were issued and outstanding and held by approximately 599 holders of record and individual participants in security position listings. No shares of Preferred Stock were outstanding on that date or are outstanding on the date of this prospectus. The Common Stock is listed on the Nasdaq Small Cap Market under the ticker symbol "GCFC." Each share of Common Stock is entitled to one vote on all matters presented to stockholders. No shares of Preferred Stock are issued and outstanding as of the date of this prospectus.

The Common Stock represents non-withdrawable capital, is not an account of an insurable type, and is not insured by the FDIC or any governmental agency.

COMMON STOCK

Dividends. The Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board. The payment of dividends by the Company may be subject to limitations imposed by law and applicable regulation. The holders of Common Stock are entitled to receive and share equally in such dividends as may be declared by the Board out of funds legally available therefore. If the Company issues Preferred Stock, the holders of shares of Preferred Stock may have a priority over the holders of shares of Common Stock with respect to the receipt of dividends.

Voting Rights. The holders of Common Stock possess exclusive voting rights in the Company. They elect the Board and act on such other maters as are required to be presented to them under Delaware law or the Company's Certificate of Incorporation, as well as any other matter that properly comes before the stockholders. Each share of Common Stock is entitled to one vote; there is no right to cumulate votes in the election of directors. If the Company hereafter issues Preferred Stock, holders of shares of Preferred Stock may also possess voting rights.

Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon and any remaining rights under the liquidation account established in connection with the Bank's conversion from mutual to stock form in 1998), all assets of the Bank available for distribution. In the event of any liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all assets of the Company available for distribution. If Preferred Stock is issued, the holders of Preferred Stock may have a priority over the holders of Common Stock in the event of liquidation, dissolution or winding up.

Preemptive Rights. Holders of Common Stock are not entitled to preemptive rights with respect to any shares that may be issued. Common Stock is not subject to redemption.

PREFERRED STOCK

None of the shares of the Company's authorized Preferred Stock are issued and outstanding. However, shares of Preferred Stock may be issued with such preferences and designations as the Board may from time to time determine. The Board can, without stockholder approval, issue Preferred Stock with voting, dividend, liquidation and conversion rights, which could dilute the voting strength of the holders of Common Stock and may assist management in impeding a takeover or attempted change in control of the Company.

                      LIMITATIONS ON ACQUIRING THE COMPANY

Several provisions of the Company's charter documents, the laws of Delaware and federal regulations limit the ability of any person to acquire a controlling interest in the Company and thus may be deemed to have an anti-takeover effect. The following discussion is a general summary of those provisions. Copies of the Company's Certificate of Incorporation ("Certificate of Incorporation") and ("Bylaws") may be obtained from the Company upon request or at the website of the Securities and Exchange Commission. See "Incorporation of Certain Documents by Reference" and "Where You Can Find Additional Information" at page 13 below.

LIMITATION ON VOTING RIGHTS

The Certificate of Incorporation of the Company provides that in no event shall any record beneficial owner of any outstanding Common Stock in excess of 10% of the then outstanding shares of the Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), and includes (i) shares beneficially owned by such person or any affiliate (as defined in Exchange Act Rule 12b-2), (ii) shares which such person or his affiliates have the right to acquire pursuant to any agreement or understanding, including without limitation upon the exercise of conversion rights or options and (iii) shares as to which such person or his affiliates are deemed to have beneficial ownership through any partnership, syndicate or group acting for the purpose of acquiring, holding, voting or disposing of shares of Common Stock. Notwithstanding the foregoing, shares with respect to which a revocable proxy has been granted in connection with a meeting of stockholders and shares beneficially owned by any Company benefit plan are not subject to the limitation, and no director or officer of the Company (or any affiliate) will be deemed to beneficially own shares of Common Stock of any other director or officer of the Company (or any affiliate) solely by reason of service as a director or officer of the Company.

CLASSIFIED BOARD OF DIRECTORS

The Board is divided into three classes, each of which contains one-third of the whole number of members of the Board. Each class serves a staggered term, with one-third of the total number of directors being elected each year. The Certificate of Incorporation provides that the size of the Board is fixed from time to time by a majority of the directors. The Certificate of Incorporation provides that any vacancy occurring in the Board, including a vacancy resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board without the consent of the incumbent Board of the Company. A stockholder may nominate any person to serve as a director, but notice of such nomination generally must be provided to the Company not later than 90 days prior to the meeting date. The Certificate of Incorporation of the Company provides that a director may be removed from the Board prior to the expiration of his term only for cause, upon the vote of 80% of the outstanding shares of voting stock. In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of the stockholders' choice.

CUMULATIVE VOTING, SPECIAL MEETINGS AND ACTION BY WRITTEN CONSENT

The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of the Company may be called only by the Board. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

AUTHORIZED SHARES

The Certificate of Incorporation authorizes the issuance of 6,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The authorization of these shares gives the Board flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

STOCKHOLDER VOTE REQUIRED TO APPROVE BUSINESS COMBINATIONS WITH PRINCIPAL STOCKHOLDERS

The Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of the Company and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of stockholders is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Board who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Stockholder" is defined in the Certificate of Incorporation to include any individual, corporation, partnership or other entity (other than the Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 10% or more of the assets of the Company or combined assets of the Company and its subsidiary; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Company (or any subsidiary) of any securities of the Company in exchange for any assets, cash or securities the value of which equals or exceeds 10% of the fair market value of the Common Stock of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or Affiliate thereof and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company which has the effect of increasing the proportionate share of Common Stock or any class of equity or convertible securities of the Company owned directly or indirectly by an Interested Stockholder or Affiliate thereof.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

Amendment of the Company's Certificate of Incorporation must be approved by a majority vote of its Board or by the affirmative vote of at least 80% of the outstanding shares of the Company's voting stock entitled to vote (after giving effect to the provision limiting voting rights) in order to amend or repeal certain provisions of the Certificate of Incorporation, including the provisions relating to voting rights (Article Fourth, Part C), management of the business and conduct of the affairs of the Company and calling special meetings (Article Fifth), the number and classification of directors and nominations (Article Sixth), amendment of the Bylaws (Article Seventh), approval of certain business combinations (Article Eighth), director and officer indemnification by the Company (Article Tenth) and amendment of the Company's Certificate of Incorporation (Article Twelfth).

The Bylaws may be amended by the Board, or by the vote of at least 80% of the total votes eligible to be voted in the election of directors.

CERTAIN PROVISIONS OF THE BYLAWS

Article Sixth of the Certificate of Incorporation incorporates by reference
Article I, Section 6 of the Bylaws, as it pertains to stockholder nominations for director. As noted above, a stockholder who intends to nominate a candidate for election to the Board must give at least 90 days advance notice to the Secretary of the Company. Article I, Section 6 of the Bylaws also requires a stockholder to give 90 days prior notice with respect to any new business; the stockholder also must provide certain information to the Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder.

Article I, Section 9 of the Bylaws provides that any action to be taken by the stockholders must be taken at a special or annual meeting and may not be taken by written consent of the stockholders.

Article VIII of the Bylaws specifies that the Bylaws may be amended by a majority of the members of the Board or by the affirmative vote of stockholders holding at least 80% of the outstanding shares of Common Stock.

REGULATORY RESTRICTIONS

A federal regulation prohibits any person prior to the completion of a conversion from transferring, or entering into any agreement or understanding to transfer, the legal or beneficial ownership of the subscription rights issued under a plan of conversion or the stock to be issued upon their exercise. This regulation also prohibits any person prior to the completion of a conversion from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or stock. For three years following conversion, OTS regulations prohibit any person, without the prior approval of the OTS, from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution if such person is, or after consummation of such acquisition would be, the beneficial owner of more than 10% of such stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to a vote of stockholders.

Federal law provides that no company, "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings association at any time without the prior approval of the OTS. In addition, any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. Control in this context means ownership of, control of, or holding proxies representing ore than 25% of the voting shares of a savings association or the power to control in any manner the election of a majority of the directors of such institution.

Federal law also provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings association unless at least 60 days prior written notice has been given to the OTS and the OTS has not objected to the proposed acquisition. Control is defined for this purpose as the power, directly or indirectly, to direct the management or policies of a savings association or to vote more than 25% of any class of voting securities of a savings association. Under federal law (as well as the regulations referred to below) the term "savings association" includes state-chartered and federally chartered SAIF-insured institutions, federally chartered savings and loans and savings banks whose accounts are insured by the FDIC and holding companies thereof.

Federal regulations require that, prior to obtaining control of an insured institution, a person, other than a company, must give 60 days notice to the OTS and have received no OTS objection to such acquisition of control, and a company must apply for and receive OTS approval of the acquisition. Control, involves a 25% voting stock test, control in any manner of the election of a majority of the institution's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of an institution's voting stock, if the acquiror also is subject to any one of either "control factors," constitutes a rebuttable determination of control under the regulations. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock after the effective date of the regulations must file with the OTS a certification that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable.

DELAWARE CORPORATE LAW

Delaware law provides additional protection against hostile takeovers. The Delaware takeover statute, which is codified in Section 203 of the Delaware General Corporation law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

The statute exempts the following transactions from the requirements of Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the Board and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the

Board. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section 203.

                              SELLING STOCKHOLDERS

The following table sets forth the name of each beneficial owner of Common Stock who is participating in this Offering as a Selling Stockholder, as well as (i) any position such person now holds with the Company or the Bank, (ii) the number of shares and percentage of the outstanding shares of Common Stock the person held immediately prior to this Offering, (iii) the number of shares offered by such Selling Stockholder in this Offering and (iv) the number of shares and percentage of the outstanding shares of Common Stock such Selling Stockholder will hold immediately after this offering, if all the shares offered are sold.

        Name          Current Position with the Company, the Bank     Pre-Offering    Shares   Post-Offering
Of Beneficial Owner     or an Affiliate of the Company or Bank          Holdings      Offered     Holdings
--------------------  -------------------------------------------  -----------------  -------  -------------
                                                                      Shares     %             Shares    %
                                                                   ----------    ---           ------    ---
Richard J. O'Donnell  President and Chief Executive Officer,
                      Reserve Mortgage Services, Inc., a
                      subsidiary of the Bank                          123,077   5.33   123,077    0       0

Kathy K. Vidakovics   Vice President and Chief Operating Officer,
                      Reserve Mortgage Services, Inc., a
                      subsidiary of the Bank                            4,000  <0.01     4,000    0       0

TOTAL                                                                 127,077          127,077    0       0

Neither Mr. O'Donnell nor Ms. Vidakovics held any position with the Company, the Bank or any affiliate of either prior to October 22, 2004. Prior to October 22, 2004, Mr O'Donnell was President and Treasurer, and Ms. Vidakovics was Vice President and Secretary, of Reserve. During the last three years, neither has served in any position with the Company, the Bank or any affiliate of either, except for the positions each currently holds with Reserve Mortgage Services, Inc.

                              PLAN OF DISTRIBUTION

The Selling Stockholders may sell Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions that involve crosses or block transactions:

- on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which Common Stock may be listed or quoted at the time of sale;

-     in the over-the-counter market;

- in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

- through the writing of options, whether the options are listed on an options exchange or otherwise; or

-     through the settlement of short sales.

In connection with the sale of Common Stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Common Stock in the course of hedging the positions assumed. The Selling Stockholders may also sell Common Stock short and deliver these securities to close out short positions, or loan or pledge Common Stock to broker-dealers that in turn may sell the securities. The aggregate proceeds to the Selling Stockholders from the sale of Common Stock will be the purchase price of the shares of Common Stock less discounts and commissions, if any. Each Selling Stockholder reserves the right to accept and, together with his or her agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. The Company will not receive any of the proceeds of this offering.

Common Stock is quoted on the Nasdaq Small Cap Market under the trading symbol "GCFC." In order to comply with the securities laws of some states, if applicable, Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with by the Selling Stockholder and any underwriter, broker-dealer or agent that participates in the sale of Common Stock. Any of the foregoing may be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

                                  LEGAL MATTERS

The legality of the Common Stock has been passed on for the Company by Brouse McDowell, A Legal Professional Association, Akron, Ohio.

                                     EXPERTS

The consolidated financial statements appearing in the Company's Annual Report (Form 10-KSB) for the fiscal year ended December 31, 2004 have been audited by Crowe Chizek and Company LLC, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the "Commission") allows the Company to incorporate into this prospectus information that it files with the Commission in other documents. This means that the Company can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that the Company files with the Commission in the future and incorporates by reference in this prospectus automatically updates and supersedes previously filed information. The Company incorporates by reference the documents listed below: (a) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004; (b) the description of its capital stock contained in its registration statement on Form 8-A filed with the Commission on November 6, 1998, including any amendments or reports filed for the purpose of updating that description; and (c) all its other filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of the offering.

Upon written or oral request, you may obtain without charge copies of any or all of these documents, including exhibits, as well as copies of the Company's Certificate of Incorporation and Bylaws, by request to Eloise L. Mackus, Senior Vice President, General Counsel and Secretary, Central Federal Corporation, 2923 Smith Road, Fairlawn, Ohio 44333; telephone 330.666.7979.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and, accordingly, files reports, proxy statements and other information with the Commission. You may read and copy any document the Company has filed at the Commission's Public Reference Room, Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the Public Reference Room. The Commission maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the Commission. The address of the Commission's Internet site is http://www.sec.gov. This prospectus is part of a registration statement that the Company filed with the Commission. The registration statement contains more information than this prospectus regarding the Company and the Company's capital stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the Commission at the address listed above or from the Commission's Internet site.

                     COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Sections 102(b)(7) and 145 of the Delaware General Corporation Law authorize the indemnification of officers and directors in defense of any civil, criminal, administrative or investigative proceeding. Articles Tenth and Eleventh of the Company's Certificate of Incorporation provide for indemnification in terms consistent with the statutory authority, and the Company maintains insurance covering certain liabilities of the directors and elected and appointed officers of the Company and its subsidiaries, including liabilities under the Securities Act of 1933 (the "Securities Act").

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the Company's Certificate of Incorporation, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by the registrant in connection with the issuance and distribution of Common Stock. All the amounts shown are estimates.

Securities and Exchange Commission registration fee................  $    152
Accounting fees and expenses.......................................     3,500
Printing fees and expenses.........................................     1,000
Legal fees and expenses ...........................................     3,750
Miscellaneous......................................................     1,000
     Total.........................................................  $  9,402

Item 15. Indemnification of Directors And Officers.

General Corporation Law

The Company is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware ("Delaware Law"), inter alia, provides that a Delaware corporation:

      (i) may indemnify any person who was, is or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was illegal; and

      (ii) may indemnify any person who is, was or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by any such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

The determination that indemnity is proper in the circumstances, because the director or officer has met the applicable standard of conduct, shall be made in each specific case by a majority of the directors who are not parties to the action, by a committee of directors designated by a majority of such non-party directors, by independent legal counsel in a written opinion (if there are no non-party directors or at the request of a majority of the non-party directors) or by a majority vote of the outstanding shares of Common Stock.

The indemnification and advancement of expenses authorized by Section 145 is not exclusive of other such rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and a corporation is expressly authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of Delaware Law enables a corporation, by provision in its Certificate of Incorporation, to limit or eliminate the personal liability of a director to the corporation and its stockholders for breach of fiduciary duty, except with respect to (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 174 of Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) any transaction from which the director a personal benefit in money, property or services to which the director is not legally entitled.

Certificate of Incorporation

As permitted by Section 145, Article Tenth of the Company's Certificate of Incorporation, as amended (the "Charter"), provides that any director or officer of the Company or any person who is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation or partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware Law, as the same exists or may hereafter be amended (but in the case of any such amendment only to the extent that such amendment permits the Company to provide broader indemnification rights that Delaware Law permitted the Company to provide prior to amendment).

Such indemnification extends to any expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnified person. Article Tenth also provides for the advancement of expenses to be incurred in connection with the defense of any claim; provided, however, that if Delaware Law so requires, an advancement of expenses in connection with a claim made with respect to service as a director or officer will be provided only if the indemnified director or officer undertakes in writing to repay all amounts advanced if it is ultimately determined by final judicial decision that he is not entitled to be indemnified for such expenses.

The right to indemnification under Article Tenth is not exclusive of any other right the indemnified person may have or acquire under any statute, agreement, vote of stockholders or otherwise, to the extent permitted by Delaware Law.

Finally, Article Tenth provides that the Company may grant to any employee or agent to the fullest extent permitted by Delaware Law the rights of indemnification and advancement of expenses available to directors and officers under Article Tenth.

As permitted by Section 102(b)(7), Article Eleventh of the Charter provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except with respect to (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 174 of Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

Insurance

The Company also maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Company and its subsidiaries, including liabilities under the Securities Act.

Item 16. Exhibits.

See the Exhibit Index at page E-1 of this Registration Statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Security Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Fairlawn, Ohio, as of the 25th day of April, 2005.

                                                 CENTRAL FEDERAL CORPORATION

                                                 By: /s/ Eloise L. Mackus
                                                     ---------------------------
                                                     Eloise L. Mackus, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 25, 2005.

SIGNATURE                                    TITLE

/s/ David C. Vernon          Chairman of the Board
----------------------
David C. Vernon

/s/ Mark S. Allio            Vice Chairman of the Board; President and Chief
----------------------       Executive Officer (principal executive officer)
Mark S. Allio

/s/ Therese Ann Liutkus      Treasurer and Chief Financial Officer (principal
-----------------------      financial officer and principal accounting officer)
Therese Ann Liutkus

/s/ Jeffrey W. Aldrich       Director
----------------------
Jeffrey W. Aldrich

/s/ Thomas P. Ash            Director
----------------------
Thomas P. Ash

/s/ W. R. Downing            Director
-----------------------
W. R. Downing

/s/ Gerry W. Grace           Director
----------------------
Gerry W. Grace

/s/ Jerry F. Whitmer         Director
----------------------
Jerry F. Whitmer

                           CENTRAL FEDERAL CORPORATION

                                  EXHIBIT INDEX

EXHIBIT NUMBER    DOCUMENT NAME
5                 Opinion of Brouse McDowell, A Legal Professional Association,
                  as to the validity of Common Stock

23.1              Consent of Independent Registered Public Accounting Firm

23.2              Consent of Brouse McDowell (included in Exhibit 5.1)

24                Power of Attorney

                                       E-1